Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 30, 2026, with respect to the consolidated financial statements of Freenome Holdings, Inc. included in the Registration Statement (Form S-1) and related Prospectus of Freenome, Inc. for the registration of 75,188,742 shares of  common stock offered by the selling securityholders.

/s/ Ernst & Young LLP

San Jose, California
August 17, 2026